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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Amylin Pharmaceuticals, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 25, 2002, with respect to the consolidated financial statements of Amylin Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

San Diego, California
November 13, 2002

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS